Exhibit j(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Barrett Opportunity Fund, Inc.

We consent to the use of our report, dated October 24, 2008, incorporated herein by reference, with respect to Barrett Opportunity Fund, Inc. as of August 31, 2008, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

New York, New York

December 12, 2008